          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  / /
Filed by a Party other than the Registrant  /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            Varian Associates, Inc.
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            Varian Associates, Inc.
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                     [VARIAN WITH LOGO IN P.M.S.-298 BLUE]

                            VARIAN ASSOCIATES, INC.

                               WORLD HEADQUARTERS

                                3050 HANSEN WAY

                        PALO ALTO, CALIFORNIA 94304-1000

                                 (415) 493-4000

                               December 27, 1994

Dear Stockholder:

     It is our pleasure to invite you to your Company's Annual Meeting of Stockholders to be held on Thursday, February 16, 1995, at 1:30 p.m.

     The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the meeting. During the meeting, time will be provided for a review of activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person. However, if you cannot attend, or if you plan to be present but want the Proxy holders to vote your shares, please complete, sign and return the enclosed Proxy at your earliest convenience.

                                                       Sincerely,

                                                          (SIG)

                                                    J. TRACY O'ROURKE
                                                  Chairman of the Board
                                               and Chief Executive Officer

                     [VARIAN WITH LOGO IN P.M.S.-298 BLUE]

                            VARIAN ASSOCIATES, INC.
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 16, 1995

     The Annual Meeting of Stockholders of Varian Associates, Inc., a Delaware corporation, will be held at the Santa Clara Convention Center Theater, 5001 Great America Parkway, Santa Clara, California, on Thursday, February 16, 1995, at 1:30 p.m., for the following purposes:

     1. To elect five members of the Company's Board of Directors for three-year terms;

     2. To approve amendments to the Omnibus Stock Plan;

     3. To approve the Management Incentive Plan; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The Board of Directors fixed December 19, 1994 as the record date for the Annual Meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting and any adjournment or postponement thereof. In accordance with Delaware law, a list of the Company's stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours at the Company's offices at 3050 Hansen Way, Palo Alto, California, for ten days prior to the Annual Meeting.

     It is important that your stock be represented at the Annual Meeting to assure a quorum. Whether or not you now expect to be present at the Annual Meeting, please complete, sign and date the enclosed Proxy and mail it promptly in the accompanying addressed envelope, which requires no postage if mailed in the United States. The Proxy is revocable at any time before it is voted in the manner described in the accompanying Proxy Statement, and submitting your Proxy now will not affect your right to vote in person if you attend the Annual Meeting.
                                           By Order of the Board of Directors

                                                          (SIG)

                                                     JOSEPH B. PHAIR
                                                        Secretary
December 27, 1994
Palo Alto, California

                            VARIAN ASSOCIATES, INC.

                                3050 HANSEN WAY
                        PALO ALTO, CALIFORNIA 94304-1000

                         ------------------------------

                                PROXY STATEMENT

                 ANNUAL MEETING TO BE HELD ON FEBRUARY 16, 1995

     This Proxy Statement is being furnished to the stockholders of Varian Associates, Inc., a Delaware corporation ("Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies for use at the Annual Meeting of Stockholders to be held on February 16, 1995 and at any adjournment or postponement thereof ("Annual Meeting"). Shares represented by Proxies received in time for the Annual Meeting will be voted in accordance with the instructions set forth on the Proxy. Where no instructions are indicated, such Proxies will be voted FOR the Board of Directors' nominees for directors, FOR approval of the amendments to the Omnibus Stock Plan and FOR approval of the Management Incentive Plan. If any other business is properly brought for action at the Annual Meeting, the Proxies will be voted in accordance with the judgment of the Proxy holders as to the best interests of the Company. The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement. This Proxy Statement and the accompanying form of Proxy were first sent or given to stockholders on or about December 27, 1994.

     Any person executing a Proxy may revoke it at any time prior to its exercise by (a) filing with Joseph B. Phair, the Company's Secretary (at the Company's address set forth above), prior to the Annual Meeting a written notice of revocation, (b) executing and duly delivering prior to the Annual Meeting a subsequent Proxy bearing a later date, or (c) attending the Annual Meeting and voting in person.

     The cost of soliciting Proxies will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of the Company's common stock held in their names. Such persons will be reimbursed for their reasonable out-of-pocket expenses. In addition to solicitations by mail, some of the Company's directors, officers and other employees, without extra remuneration, may supplement this solicitation by letter, telegraph, telephone or personal interview. The Company retained The First National Bank of Boston, Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts 02021, as the Company's transfer agent and to provide certain shareholder services, including assistance with the solicitation of Proxies from brokers, bank nominees and other holders of the Company's common stock, all for a fixed retainer fee (none of which is allocated to solicitation services) plus reasonable out-of-pocket expenses. It is anticipated that the Bank would in turn retain or use (without expense to the Company) the services of Corporate Investor Communications, Inc., 111

Commerce Road, Carlstadt, New Jersey 07072-2586, to assist with solicitation of Proxies from brokers, bank nominees and other holders.

     As of the close of business on the record date of December 19, 1994, there were 33,830,732 shares of the Company's common stock outstanding. The Company effected a 2-for-1 stock split in the form of a 100% stock dividend on March 3, 1994, and all share numbers reported in this Proxy Statement reflect that split. No shares of any other class of stock are outstanding. Each share of common stock outstanding at the close of business on such record date is entitled to one vote with respect to matters to be voted on, except that cumulative voting applies with respect to the election of directors. Under the cumulative voting method of election, the stockholder computes the number of votes available to him or her by multiplying the number of shares he or she owned on the record date by the number of directors to be elected, and may cast the votes all for a single nominee or may distribute them in any manner among the nominees. Discretionary authority to cumulate votes in the manner determined by the Proxy holders is hereby solicited. The presence in person or by proxy of the persons entitled to vote a majority of the shares of the Company's common stock at the Annual Meeting constitutes a quorum. Although abstentions are counted and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders, abstentions and broker non-votes will have no effect upon the election of directors because the five nominees receiving the highest number of votes will be elected as directors.

                             ELECTION OF DIRECTORS

     The Board of Directors consists of 15 members. Pursuant to the Company's Restated Certificate of Incorporation, the Board is divided into three classes and five persons are elected each year for three-year terms. The Board nominates five persons each year for consideration for election by the stockholders.

     The following five persons have been nominated by the Board of Directors for election at the Annual Meeting for terms expiring at the Annual Meeting of Stockholders in 1998 and when their respective successors are elected and qualified: Samuel Hellman; Terry R. Lautenbach; Gordon E. Moore; David E. Mundell; and Philip J. Quigley.

     Certain data with respect to each nominee for director and each director in the classes continuing in office beyond the Annual Meeting appears on the following pages. Stock ownership data is determined as of December 1, 1994. With the exception of Mr. O'Rourke, who is deemed to beneficially own 1.99% of the Company's common stock outstanding as of December 1, 1994 (see the table below under the caption "Stock Ownership of Certain Beneficial Owners"), the beneficial ownership of common stock by each director and each nominee for director represents less than 1% of the aggregate number of shares issued and outstanding as of such date.

     The nominees for directors have indicated their willingness to serve if elected. The Company does not contemplate that any nominee will be unable to serve. However, in the event that any nominee declines or becomes unable to serve, Proxies will be voted for the remainder of the nominees and such substitute nominee as shall be designated by the Proxy holders in their discretion and in such order of preference as the Proxy holders may determine and to the exclusion of others.
- - - --------------------------------------------------------------------------------

                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
PRINCIPAL OCCUPATION OR EMPLOYMENT,                                                OWNED ON
FIVE-YEAR EMPLOYMENT HISTORY AND                                    DIRECTOR     DECEMBER 1,
OTHER DIRECTORSHIPS                                                  SINCE         1994(1)
- - - ---------------------------------------------------------------------------------------------
NOMINEES FOR TERMS EXPIRING IN 1998
SAMUEL HELLMAN                                                         1992            4,600(2)
Dr. Hellman is the A. N. Pritzker Distinguished Service
  Professor in the Department of Radiation and Cellular Oncology
at the University of Chicago, a position he has held since 1993.
From 1988 to 1993, he was Dean of that University's Division of
Biological Sciences and its Pritzker School of Medicine, Vice
President of the University's Medical Center, and the A. N.
Pritzker Professor in the Department of Radiation and Cellular
Oncology. Age: 60
- - - ----------------------------------------------------------------
TERRY R. LAUTENBACH                                                    1993(3)         4,400(4)
Mr. Lautenbach is former Senior Vice President of International
  Business Machines Corporation (a computer systems company), a position he held from 1988 until his retirement from IBM in
1992. He was general manager of IBM United States from 1988
until 1990, was responsible for IBM's worldwide manufacturing and development and North American marketing and services from
1990 to 1992, and served on IBM's Management Committee in 1991 and 1992. Mr. Lautenbach is a director of Air Products and
Chemicals, Inc. and Melville Corporation, and is a trustee of
Loomis Sayles Mutual Funds. Age: 56
- - - ----------------------------------------------------------------
GORDON E. MOORE                                                        1983           11,000(5)
Dr. Moore is Chairman of the Board of Intel Corporation (a
  computer components and systems manufacturer), a position he has held since 1979. He is a director of Transamerica
Corporation. Age: 65

- - - --------------------------------------------------------------------------------
 (1) Unless otherwise indicated, consists of shares as to which the director or nominee has sole voting and/or investment power (subject to community property laws and direct holdings with spouses in broker accounts).
 (2) Includes 4,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.
 (3) On May 21, 1993, Mr. Lautenbach was appointed by the Board of Directors to complete the three-year term of Tokuo Kubo, who resigned from the Board of
     Directors effective May 21, 1993, before completion of his term, which would have otherwise expired at the Annual Meeting.
 (4) Includes 2,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.
 (5) Includes 8,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

- - - --------------------------------------------------------------------------------

                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
PRINCIPAL OCCUPATION OR EMPLOYMENT,                                                OWNED ON
FIVE-YEAR EMPLOYMENT HISTORY AND                                    DIRECTOR     DECEMBER 1,
OTHER DIRECTORSHIPS                                                  SINCE           1994
- - - ---------------------------------------------------------------------------------------------
DAVID E. MUNDELL                                                       1992            6,600(1)
Mr. Mundell is Chairman of the Board of ORIX USA Corporation and
Advisor (a board-level position) to ORIX Corporation (both
  financial services companies), positions he has held since
1991. He served as Chairman of the Board of United States
Leasing International, Inc. (a financial services company) from
1988 to 1990, and as its Chief Executive Officer from 1976 to
1989. Mr. Mundell is a director of Commodities Corporation, ORIX
Commercial Alliance Corporation and Beazer Homes Inc. Age: 63
- - - ----------------------------------------------------------------
PHILIP J. QUIGLEY                                                      1992            5,200(2)
Mr. Quigley is Chairman of the Board, President and Chief
  Executive Officer of Pacific Telesis Group (a diversified
telecommunications company), positions he has held since 1994.
He also served as President and Chief Executive Officer of
Pacific Bell from 1987 to 1994, and as Group President of the
Bell Operating Companies and as a director of Pacific Telesis from 1988 to 1994. Age: 52
- - - ----------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1997
RUTH M. DAVIS                                                          1981            5,641(3)
Dr. Davis founded and is President and Chief Executive Officer of The Pymatuning Group, Inc. (a technology management
company), a position she has held since 1981. She is a director of Air Products and Chemicals, Inc., Ceridian Corporation,
Consolidated Edison Company of New York, Inc., Giddings & Lewis,
Inc., Premark International, Inc., Principal Mutual Life
Insurance Company, SofTech, Inc. and Sprint Corporation. Dr.
Davis is also Chairman of the Board of Aerospace Corporation and a trustee of Consolidated Edison Company of New York. Age: 66

- - - --------------------------------------------------------------------------------
(1) Includes (a) 2,400 shares held in a revocable trust of which Mr. Mundell is co-trustee with his wife, and (b) 4,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(2) Includes 4,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(3) Rounded to the nearest whole share; includes 4,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

- - - --------------------------------------------------------------------------------

                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
PRINCIPAL OCCUPATION OR EMPLOYMENT,                                                OWNED ON
FIVE-YEAR EMPLOYMENT HISTORY AND                                    DIRECTOR     DECEMBER 1,
OTHER DIRECTORSHIPS                                                  SINCE           1994
- - - ---------------------------------------------------------------------------------------------
DAVID W. MARTIN, JR.                                                   1994              200
Dr. Martin is President of Chiron Therapeutics and Senior Vice
President of Chiron Corporation (both bio-technology companies), positions he has held since 1994. From 1990 through 1993 he was
Executive Vice President for Research and Development at The Du
  Pont Merck Pharmaceutical Company (a pharmaceutical company).
He was Senior Vice President for Research and Development at
Genentech, Inc. (a bio-technology company) from 1983 to 1989, and then served as a consultant to that company from 1989 to
1990. Age: 54
- - - ----------------------------------------------------------------
J. TRACY O'ROURKE                                                      1990          686,500(1)
Mr. O'Rourke is Chairman of the Board and Chief Executive
  Officer of the Company, a position he has held since 1990.
Prior to assuming those positions, he was Executive Vice
President and Chief Operating Officer of Rockwell International
Corporation (a diversified electronics company) from 1989 to
1990, and President of Allen-Bradley Company (a diversified
electronics company) from 1978 to 1989. Mr. O'Rourke is a
director of General Instrument Corporation and National
Semiconductor Corporation. Age: 59
- - - ----------------------------------------------------------------
DONALD O. PEDERSON                                                     1986            9,200(2)
Dr. Pederson is Professor Emeritus and former Chairman of the
Department of Electrical Engineering and Computer Sciences at
  the University of California, Berkeley, where he served as
Professor from 1955 to 1991. Age: 69
- - - ----------------------------------------------------------------
RICHARD W. VIESER                                                      1991            8,800(3)
Mr. Vieser is the retired Chairman of the Board, Chief Executive
Officer and President of Lear Siegler, Inc. (a diversified
  manufacturing company), positions he held from 1987 to 1989.
He is also the retired Chairman of the Board and Chief Executive
Officer of FL Industries, Inc. and FL Aerospace (formerly
Midland-Ross Corporation) (also diversified manufacturing
companies), positions he held from 1985 and 1986, respectively, to 1989. Mr. Vieser is a director of Berg Electronics, Ceridian
Corporation, Dresser Industries, Inc., INDRESCO Inc. and Sybron
International. Age: 67

- - - --------------------------------------------------------------------------------

(1) Includes (a) 13,334 shares of restricted stock granted pursuant to the Omnibus Stock Plan, and (b) 620,000 shares which may be acquired on or within 60 days of December 1, 1994 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan.

(2) Includes (a) 1,200 shares held in a revocable trust of which Mr. Pederson is co-trustee with his wife, and (b) 8,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(3) Includes 6,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

- - - --------------------------------------------------------------------------------

                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
PRINCIPAL OCCUPATION OR EMPLOYMENT,                                                OWNED ON
FIVE-YEAR EMPLOYMENT HISTORY AND                                    DIRECTOR     DECEMBER 1,
OTHER DIRECTORSHIPS                                                  SINCE           1994
- - - ---------------------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1996
ANGUS A. MACNAUGHTON                                                   1986           20,400(1)
Mr. MacNaughton is President of Genstar Investment Corporation
  (a private investment company), a position he has held since
1987. He is a director of Genstar Capital Corporation, Canadian
Pacific Limited, Sun Life Assurance Co. of Canada Ltd., Sun Life
Assurance Company of Canada (U.S.), Sun Life Insurance and
Annuity Company of New York and Wolverine Tube, Inc. Mr.
MacNaughton is also Vice-Chairman of the Board of American
Barrick Resources Corporation. Age: 63
- - - ----------------------------------------------------------------
JOHN G. MCDONALD                                                       1988           11,000(2)
Prof. McDonald is The Industrial Bank of Japan Professor of
  Finance at Stanford University's Graduate School of Business,
where he has served since 1968. He is a director of American
Balanced Fund, Emerging Markets Growth Fund, Inc., EuroPacific
Growth Fund, The Growth Fund of America, Inc., The Income Fund
of America, Inc., The Investment Company of America, New
Perspective Fund, Inc., Scholastic Corp. and TriNet Corp. Age:
57
- - - ----------------------------------------------------------------
WILLIAM F. MILLER                                                      1973           14,700(3)
Dr. Miller is Professor of Public and Private Management and
Professor of Computer Science at Stanford University, a position he has held since 1979. He is also President Emeritus of SRI
International (a research and consulting company), where Dr.
Miller served as President from 1979 until 1990. Dr. Miller is a director of First Interstate Bancorp, Pacific Gas and Electric
Company and Scios-Nova, Inc. Age: 69
- - - ----------------------------------------------------------------
BURTON RICHTER                                                         1990           11,800(4)
Dr. Richter is Director of the Stanford Linear Accelerator
  Center and Paul Pigott Professor in Physical Sciences at
Stanford University, positions he has held since 1984 and 1980, respectively. Age: 63

- - - --------------------------------------------------------------------------------

(1) Includes 8,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(2) Includes 8,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(3) Includes (a) 6,300 shares held in a revocable trust of which Dr. Miller is co-trustee with his wife, and (b) 8,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(4) Includes 8,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

- - - --------------------------------------------------------------------------------

                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
PRINCIPAL OCCUPATION OR EMPLOYMENT,                                                OWNED ON
FIVE-YEAR EMPLOYMENT HISTORY AND                                    DIRECTOR     DECEMBER 1,
OTHER DIRECTORSHIPS                                                  SINCE           1994
- - - ---------------------------------------------------------------------------------------------
PAUL G. STERN                                                          1993            4,400(1)
Dr. Stern is a special limited partner of Forstmann Little & Co.
  (an investment company), and a visiting executive professor at the University of Pennsylvania's Wharton Business School,
positions he has held since 1993. From 1989 to 1993, he was
Chairman of the Board of Northern Telecom Limited (a diversified telecommunications company), where he also served as Chief
Executive Officer from 1989 to 1993. He is a director of The Dow
Chemical Corporation, The LTV Corporation, Whirlpool
Corporation, General Instruments Co. and Gulfstream Aerospace
Corporation. Age: 56

- - - --------------------------------------------------------------------------------

     Stockholder suggestions of persons to be nominated by the Board for election as a director should be in writing and sent to the Secretary, Nominating Committee, c/o Chairman of the Board, at the Company's address set forth above. Stockholder suggestions of potential nominees should reach the Secretary of the Nominating Committee by May 15 in any given year in order to receive consideration by that Committee for possible nomination by the Board for election at the Annual Meeting of Stockholders in the following year.

     Under the Company's Bylaws, nominations of persons for election as directors may be made by a stockholder entitled to vote at an Annual Meeting of Stockholders only if written notice of such stockholder's intent to make such nomination is given by personal delivery or by United States mail, postage prepaid, to the Company's Secretary not later than 60 days in advance of such Annual Meeting, or in the case of a special meeting of stockholders for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. The notice must set forth certain information concerning each proposed nominee and the stockholder proposing each nominee, including their respective names and addresses; a representation that such stockholder is a holder of record of the Company's stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person pursuant to which the nomination is to be made by the stockholder; such other information as would be required to be included in a proxy statement soliciting proxies for the election of each proposed nominee; and the consent of each proposed nominee to serve if elected. No such notice was received with respect to the Annual Meeting. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure.
- - - ------------

(1) Includes 2,000 shares which may be acquired under an exercisable stock option granted pursuant to the Omnibus Stock Plan.

              ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Board of Directors has six standing committees: The Executive Committee; the Audit and Corporate Responsibility Committee; the Finance Committee; the Nominating Committee; the Organization and Compensation Committee; and the Technology and Environmental Committee.

     The Executive Committee consists of directors MacNaughton, McDonald, Miller (Chairman), O'Rourke and Richter. The Committee is delegated all powers of the Board of Directors, except certain powers reserved by law to the full Board, and it meets between regular Board meetings when convening a full Board meeting is impracticable. The Executive Committee held no meetings during fiscal year 1994.

     The Audit and Corporate Responsibility Committee consists of directors MacNaughton, McDonald (Chairman), Moore, Mundell and Pederson. This Committee is the principal link between the Board of Directors and the Company's independent auditors, works with the Company's internal and external auditors and counsel, reviews the scope and results of internal and external auditing, and reviews certain compliance policies and programs. The Audit and Corporate Responsibility Committee held three meetings during fiscal year 1994.

     The Finance Committee consists of directors Davis, MacNaughton (Chairman), McDonald, Mundell and Vieser. This Committee works with the Company's finance personnel to consider significant financial policies and actions of the Company, and reviews financial matters requiring Board of Directors approval and recommends action by the Board. The Finance Committee held four meetings during fiscal year 1994.

     The Nominating Committee consists of directors Davis, Martin, Miller, Moore, Pederson (Chairman), Quigley and Richter. This Committee identifies and recommends to the Board of Directors prospective candidates for nominees for election to the Board, considers stockholder suggestions for Board nominees, and recommends Board committee assignments to the Board. The Nominating Committee held four meetings during fiscal year 1994.

     The Organization and Compensation Committee consists of directors Hellman, Lautenbach, MacNaughton, Miller (Chairman), Moore, Quigley, Stern and Vieser. The Committee consults with management and advises the Board of Directors on organizational matters, approves the Company's executive salary and compensation structure, approves salary and compensation actions in excess of specified levels, and is responsible for the administration of the Company's stock plans and certain other employee compensation and benefit plans. The Organization and Compensation Committee held four meetings during fiscal year 1994.

     The Technology and Environmental Committee consists of directors Davis (Chairman), Hellman, Lautenbach, Martin, Moore, Pederson, Richter and Stern. This Committee reviews the Company's technological and research and development activities, considers the Company's products from a technological perspective, and reviews environmental and safety issues affecting the Company. The Technology and Environmental Committee held four meetings during fiscal year 1994.

     The Board of Directors held four meetings during fiscal year 1994. Each director attended at least 75% of the total number of meetings of the Board and committees of the Board on which he or she served during fiscal year 1994.

     Each director who is not a Company employee receives an annual retainer fee of $19,000, plus $1,000 for each Board and committee meeting attended. Directors chairing standing committees of the Board each receive an additional annual retainer fee of $7,000. Under the Omnibus Stock Plan, each director who is not a Company employee also receives annually (a) a fully-vested grant of 200 shares of the Company's common stock, subject to payment to the Company of the aggregate par value of such shares ($1 per share), and (b) a non-qualified stock option (exercisable after one year from the date of grant) to acquire 2,000 shares of the Company's common stock.(1) Directors who are Company employees receive no fees for their services as directors.
- - - ---------------

(1) The stock grant was increased from 100 to 200 shares following the 2-for-1 stock split in March 1994. The stock option was similarly increased from 1,000 to 2,000 shares, subject to stockholder approval at the Annual Meeting of that amendment to the Omnibus Stock Plan (see below under the caption "Proposal to Approve Amendments to the Omnibus Stock Plan").

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of December 1, 1994 regarding beneficial ownership of the Company's common stock by (a) each person who, to the Company's knowledge, beneficially owned more than 5% of the outstanding shares, (b) each of the executive officers named in the Summary
Compensation Table below, and (c) all executive officers and directors as a group (24 persons):
- - - --------------------------------------------------------------------------------

                   NAME AND ADDRESS                      AMOUNT AND NATURE    PERCENT OF
                    (IF APPLICABLE)                        OF BENEFICIAL     OUTSTANDING
                  OF BENEFICIAL OWNER                      OWNERSHIP(#)      SHARES(%)(1)
- - - -----------------------------------------------------------------------------------------
Fidelity Management and Research Corporation(2)........      3,870,500           11.41%
  82 Devonshire Street
  Boston, MA 02109
Husic Capital Management(3)............................      2,226,400            6.56
  351 California Street, Suite 1100
  San Francisco, CA 94104
J. Tracy O'Rourke(4)...................................        686,500            1.99
  Chairman of the Board and Chief Executive Officer
Richard A. Aurelio(5)..................................         47,740            0.14
  Executive Vice President
Allen J. Lauer(6)......................................        198,610            0.58
  Executive Vice President
Richard M. Levy(7).....................................         89,230            0.26
  Executive Vice President
Al D. Wilunowski(8)....................................        133,496            0.39
  Executive Vice President
All Executive Officers and Directors as a Group(9).....      1,436,795            4.10

- - - --------------------------------------------------------------------------------

(1) Based on the 33,932,551 shares outstanding on December 1, 1994. The number of outstanding shares for purposes of computing the respective percentages shown for the named executive officers is the number of shares outstanding on December 1, 1994 plus the shares which may be acquired by the named executive officer on or within 60 days thereafter under stock options, and the number of outstanding shares for purposes of computing the percentage shown for all executive officers and directors as a group is the total number of shares outstanding as of December 1, 1994 plus the shares which may be acquired by those executive officers and directors on or within 60 days thereafter under stock options.

(2) Fidelity Management and Research Corporation reported on a Form 13(f) beneficial ownership of 4,231,300 shares as of September 30, 1994, but verbally reported to the Company beneficial ownership of 3,870,500 shares as of December 5, 1994.

(3) Husic Capital Management reported on a Form 13(f) beneficial ownership of 2,405,100 shares as of September 30, 1994, but verbally reported to the Company beneficial ownership of 2,226,400 shares as of December 3, 1994.

(4) Shares deemed beneficially owned by Mr. O'Rourke include (a) 13,334 shares of restricted stock granted pursuant to the Omnibus Stock Plan, and (b) 620,000 shares which may be acquired on or within 60 days of December 1, 1994 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan.

(5) Shares deemed beneficially owned by Mr. Aurelio include (a) 7,000 shares of restricted stock granted pursuant to the Omnibus Stock Plan, (b) 36,000 shares which may be acquired on or within 60 days of December 1, 1994 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan, and (c) 318 shares owned by his minor son.

(6) Shares deemed beneficially owned by Mr. Lauer include (a) 12,000 shares of restricted stock granted pursuant to the Restricted Stock Plan and the Omnibus Stock Plan, (b) 124,000 shares which may be acquired on or within 60 days of December 1, 1994 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan, and (c) 59,210 shares held in a revocable trust of which Mr. Lauer is co-trustee with his wife.

(7) Shares deemed beneficially owned by Dr. Levy include (a) 12,000 shares of restricted stock granted pursuant to the Restricted Stock Plan and the Omnibus Stock Plan, (b) 68,000 shares which may be acquired on or within 60 days of December 1, 1994 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan, and (c) 5,830 shares held in a revocable trust of which Dr. Levy is co-trustee with his wife.

(8) Shares deemed beneficially owned by Mr. Wilunowski include (a) 12,000 shares of restricted stock granted pursuant to the Restricted Stock Plan and the Omnibus Stock Plan, and (b) 99,000 shares which may be acquired on or within 60 days of December 1, 1994 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan.

(9) Includes (a) 70,434 shares of restricted stock granted to executive officers pursuant to the Restricted Stock Plan and the Omnibus Stock Plan, (b) 1,121,765 shares which may be acquired on or within 60 days of December 1, 1994 by executive officers and directors under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan, and (c) 81,648 shares as to which voting and/or investment power is shared (see the footnotes and accompanying text above under the caption "Election of Directors").

          CERTAIN EXECUTIVE OFFICER COMPENSATION AND OTHER INFORMATION

     The following tables set forth certain information with respect to the Company's chief executive officer and four other most highly compensated executive officers for services rendered in all capacities to the Company for the fiscal years indicated:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                             -------------------------------------
                                          ANNUAL COMPENSATION                        AWARDS
                               ------------------------------------------    -----------------------
                                                                  OTHER                   SECURITIES     PAYOUTS
                                                                 ANNUAL      RESTRICTED   UNDERLYING    ----------    ALL OTHER
                                                                 COMPEN-       STOCK       OPTIONS/        LTIP        COMPEN-
          NAME AND                       SALARY      BONUS       SATION      AWARD(S)        SARS        PAYOUTS       SATION
     PRINCIPAL POSITION         YEAR     ($)(1)      ($)(2)      ($)(3)       ($)(4)        (#)(5)        ($)(6)       ($)(7)
- - - -----------------------------  ------   --------    --------    ---------    ---------    ----------    ----------    ---------
J. Tracy O'Rourke............    1994   $722,400    $930,417    $ 132,880    $ 492,500     60,000       $1,362,915     152,202
 Chairman of the Board and       1993    699,794     491,193      130,380            0     60,000          968,087     136,534
 Chief Executive Officer         1992    677,941     423,866           --      242,969     50,000          770,648          --
Richard A. Aurelio...........    1994    295,024     350,811       16,952      258,563     30,000          469,312      47,665
 Executive Vice President        1993    286,636     185,269       24,137            0     30,000          312,053      12,289
                                 1992    271,132     120,615           --       58,313     24,000          218,438          --
Allen J. Lauer...............    1994    291,594     385,980       17,903      258,563     30,000          550,785      53,821
 Executive Vice President        1993    282,370     203,844       15,099            0     30,000          401,959      50,877
                                 1992    276,006     176,211           --      116,625     24,000          320,480          --
Richard M. Levy..............    1994    291,594     385,980       18,482      258,563     30,000          550,785      53,804
 Executive Vice President        1993    282,370     203,844       25,167            0     30,000          401,959      50,780
                                 1992    276,006     176,211           --      116,625     24,000          320,480          --
Al D. Wilunowski.............    1994    291,594     385,980       18,359      258,563     30,000          550,785      53,800
 Executive Vice President        1993    282,370     203,844       19,323            0     30,000          401,959      50,758
                                 1992    276,006     176,211           --      116,625     24,000          320,480          --

- - - ------------

(1) Amounts reported for Mr. Aurelio include $2,500 per month in mortgage assistance payments pursuant to the terms of his retention (and which are not part of his annual base salary).

(2) Consists of Management Incentive Plan awards and Cash Profit-Sharing Plan allocations.

(3) Consists of amounts reimbursed for the payment of taxes on certain perquisites and personal benefits. The amount reported for Mr. O'Rourke also includes aggregate incremental costs of perquisites and personal benefits provided to Mr. O'Rourke (including $61,433 and $37,615 for his use of the Company-leased aircraft in fiscal years 1994 and 1993, respectively).

(4) Consists of two separates grants, one in November 1993 before the Company established a performance-based measure (return on equity) for restricted stock grants, and a performance-based grant in November 1994 based on the Company's actual return on equity in fiscal year 1994. The November 1994 grant was made in fiscal year 1995, but is reported above for fiscal year 1994 as compensation relating to services rendered in that year. Restricted stock awards listed in this column are released from restrictions over a three-year period (approximately one-third of the award on each anniversary of the date of grant), the principal restriction being continued employment until the respective release dates. Dividends are paid on restricted stock. The number and value (at $36.50 per share) of the aggregate restricted stock holdings at the end of fiscal year 1994 were as follows: Mr. O'Rourke, 12,168 shares, $444,132; Mr. Aurelio, 5,200 shares, $189,800; Mr. Lauer,
    11,200 shares, $408,800; Dr. Levy, 11,200 shares, $408,800; and Mr.
    Wilunowski, 11,600 shares, $423,400. The numbers of shares of restricted stock awarded in fiscal years 1994, 1993 and 1992, respectively, which partially vest in under three years were as follows: Mr. O'Rourke, 16,000 shares, 0 shares, and 12,500 shares; Mr. Aurelio, 8,400 shares, 0 shares, and 3,000 shares; Mr. Lauer, 8,400 shares, 0 shares, and 6,000 shares; Dr. Levy, 8,400 shares, 0 shares, and 6,000 shares; and Mr. Wilunowski, 8,400 shares, 0 shares, and 6,000 shares. The shares reported are adjusted to reflect the 2-for-1 stock split in March 1994.

(5) Consists of shares which may be acquired under stock options granted pursuant to the Omnibus Stock Plan (no stock appreciation rights have been granted). The shares reported are adjusted to reflect the 2-for-1 stock split in March 1994.

(6) Consists of cash payouts (a) in fiscal year 1995 under the long-term incentive feature of the Omnibus Stock Plan for a three-year period ended with fiscal year 1994; (b) in fiscal year 1994 under the long-term incentive feature of the Omnibus Stock Plan for a three-year period ended with fiscal year 1993; and (c) in fiscal year 1993 under the Omnibus Stock Plan for a two-year period ended with fiscal year 1992. As used elsewhere in this Proxy Statement, "LTIP" refers to the long-term incentive feature of the Omnibus Stock Plan.

(7) Consists of (a) Company contributions (including interest) to Retirement and Profit-Sharing Program and Supplemental Retirement Plan accounts for fiscal years 1994 and 1993, respectively (Mr. O'Rourke, $132,224 and $113,727; Mr. Aurelio, $46,555 and $11,018; Mr. Lauer, $52,600 and $49,481; Dr. Levy,
    $52,583 and $49,384; and Mr. Wilunowski, $52,579 and $49,362); (b)
    Company-paid premiums for group term life insurance in fiscal years 1994 and 1993, respectively (Mr. O'Rourke, $2,070 and $2,442; Mr. Aurelio, $1,110 and $1,127; Mr. Lauer, $1,221 and $1,396; Dr. Levy, $1,221 and $1,396; and Mr.
    Wilunowksi, $1,221 and $1,396); and (c) Company costs for supplemental disability insurance in fiscal years 1994 and 1993, respectively, for Mr. O'Rourke ($17,908 and $20,365).

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                           --------------------------------------------------------
                           NUMBER OF      PERCENT OF
                           SECURITIES        TOTAL                                       POTENTIAL REALIZABLE VALUE
                           UNDERLYING      OPTIONS/                                      AT ASSUMED ANNUAL RATES OF
                            OPTIONS/     SARS GRANTED                                     STOCK PRICE APPRECIATION
                              SARS       TO EMPLOYEES     EXERCISE OR                        FOR OPTION TERM(3)
                            GRANTED        IN FISCAL      BASE PRICE     EXPIRATION    ------------------------------
          NAME               (#)(1)          YEAR          ($/SH)(2)        DATE           5%($)           10%($)
- - - ------------------------   ----------    -------------    -----------    ----------    -------------    -------------
J. Tracy O'Rourke.......      60,000           5.17%        $25.345      11/18/2000    $     619,078    $   1,442,714
Richard A. Aurelio......      30,000           2.58          25.345      11/18/2000          309,539          721,357
Allen J. Lauer..........      30,000           2.58          25.345      11/18/2000          309,539          721,357
Richard M. Levy.........      30,000           2.58          25.345      11/18/2000          309,539          721,357
Al D. Wilunowski........      30,000           2.58          25.345      11/18/2000          309,539          721,357
All Optionees(4)........   1,161,200            100          25.345                       11,981,215       27,921,326
All Stockholders(5).....                                                                 357,727,909      833,658,148
All Optionees' Gain as a                                                                         3.3%             3.3%
  percentage of All
  Stockholders' Gain....

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                  SHARES                         OPTIONS/SARS AT            IN-THE-MONEY OPTIONS/SARS
                                 ACQUIRED       VALUE         FISCAL YEAR-END(#)(7)         AT FISCAL YEAR-END ($)(8)
                                ON EXERCISE    REALIZED    ----------------------------    ----------------------------
            NAME                    (#)         ($)(6)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- - - -----------------------------   -----------    --------    -----------    -------------    -----------    -------------
J. Tracy O'Rourke............           0      $      0      663,333            256,667    $16,314,944       $5,220,606
Richard A. Aurelio...........      34,000       570,770       12,000             58,000        208,380          816,150
Allen J. Lauer...............      21,200       483,075       96,000             68,000      2,147,810        1,071,940
Richard M. Levy..............      30,000       688,125       40,000             68,000        744,890        1,071,940
Al D. Wilunowski.............       5,000       110,937       71,000             68,000      1,516,375        1,071,940

- - - ------------

(1) Consists of stock options, which were granted at an exercise price of 100% of the market price of the underlying shares on the date of grant, become exercisable over three years at the rate of approximately one-third each year and expire not later than seven years from the date of grant. Payment of the exercise price may be made under a promissory note or by delivery of already-owned shares. The shares reported are adjusted to reflect the 2-for-1 stock split in March 1994.

(2) The exercise prices reported are adjusted to reflect the 2-for-1 stock split in March 1994.

(3) The 5% and 10% assumed annual rates of stock price appreciation would result from per share prices of $35.66 and $49.39, respectively, at the end of seven years. Such assumed rates are not intended to represent a forecast of possible future appreciation of the Company's common stock or total stockholder return.

(4) For "All Optionees," the number of options granted is the total of all options granted to Company employees in fiscal year 1994, and the potential realizable value is based on the $25.345 per share exercise price of the options granted to the named executive officers on November 18, 1993, and a seven-year option term (the term of all options granted to employees in fiscal year 1994).

(5) For "All Stockholders," the potential realizable value is based on seven-year appreciation of the 34,670,410 shares outstanding on November 18, 1993 and the $25.345 per share price of the options granted to the named executive officers on that date.

(6) Based on the market price of the underlying shares on the exercise date.

(7) The shares reported are adjusted to reflect the 2-for-1 stock split in March 1994.

(8) Based on the market price of the underlying shares at the end of fiscal year 1994 ($36.50 per share).

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                     PERFORMANCE
                        NUMBER OF     OR OTHER
                         SHARES,       PERIOD       ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                        UNITS OR       UNTIL                    PRICE-BASED PLANS
                      OTHER RIGHTS   MATURATION  -----------------------------------------------
        NAME               (#)       OR PAYOUT   THRESHOLD($)(2)   TARGET($)(3)   MAXIMUM($)(4)
- - - --------------------- -------------  ----------  ----------------  -------------  --------------
J. Tracy O'Rourke....      N/A       1994-1996      $  219,636       $ 431,219          --
Richard A. Aurelio...      N/A       1994-1996          91,068         178,796          --
Allen J. Lauer.......      N/A       1994-1996          91,068         178,796          --
Richard M. Levy......      N/A       1994-1996          91,068         178,796          --
Al D. Wilunowski.....      N/A       1994-1996          91,068         178,796          --

- - - ------------

(1) Determinations by the Committee that the named executive officers may participate in the LTIP and might receive such compensation for any such period is an award for purposes of this table. Awards (i.e., the determination of participation in the LTIP) for the 1994-1996 period were made in fiscal year 1994. Under the LTIP, each named executive officer may receive compensation payable in cash or in common stock, or a combination thereof, based upon the Company's achievement of objectives for average annual return on net assets ("RONA") over a three-year period. No estimate or assumption made in connection with this table is intended to represent a forecast of possible future performance of the Company.

(2) If the minimum level of RONA established by the Committee at the beginning of the three-year period is achieved, the minimum amount payable is 30% of annual base salary as of the end of the last fiscal year of the period. If the RONA for the three-year period does not at least equal such minimum level, no amount will be paid. The minimum amount payable, if any amount is paid at all, depends on each named executive's base salary in the last year of the period, and the amounts shown assume that each named executive officer's annual base salary at the end of fiscal year 1996 will be identical to the executive officer's current annual base salary.

(3) A "Target" award is not determinable under the LTIP. The amounts shown are estimates of the payout for the three-year period assuming (a) that the level of RONA for the period is the same as the RONA for fiscal year 1993 (an assumption made pursuant to Securities and Exchange Commission rules), and (b) that each named executive officer's annual base salary at the end of the three-year cycle will be identical to his current annual base salary. The actual payment for the three-year period may be greater or less than the estimate shown in this column, depending upon the actual RONA for fiscal years 1994, 1995 and 1996 and upon the actual base salary of the named executive officer at the end of fiscal year 1996.

(4) The maximum amount payable is not determinable or estimable prior to the end of the three-year period for the following reason: If the maximum level of RONA established by the Committee at the beginning of the three-year period is achieved or exceeded, the maximum amount payable is 200% of annual base salary as of the end of the last fiscal year of the period. The maximum amount payable is reduced, however, if the aggregate payout to all participants (including the named executive officers) would exceed 5% (before such payouts) of the Company's operating earnings in the last fiscal year of the three-year period.

MANAGEMENT INDEBTEDNESS AND CERTAIN TRANSACTIONS

     In connection with the February 1990 recruitment and subsequent relocation of Mr. O'Rourke, the Company provided to Mr. O'Rourke financing in the amount of $1,260,000 to purchase a residence in California. This financing is evidenced by two promissory notes, each secured by a deed of trust on the property. One note is for $700,000 and bears an interest rate based on the appreciation of the property, and no interest is payable (nor can the actual interest rate be determined) until the note becomes due. The other note is for $560,000 and does not bear interest. Periodic payments of principal are not required and the notes become due (a) upon sale of the property, (b) one year after Mr. O'Rourke's employment by the Company terminates, or (c) 30 years after the date of the notes, whichever occurs first. Mr. O'Rourke may, while employed by the Company, substitute the property securing the notes with a replacement principal residence. If Mr. O'Rourke retires while the notes remain unpaid, he may convert the notes to a replacement note at a principal amount determined by an appraisal of the property and a calculation of the outstanding principal and interest as if the property had been sold at the appraised value within one year after Mr. O'Rourke's retirement. The replacement note would bear interest at an annual rate of 8%, with principal and interest amortized in equal monthly payments over 15 years from the first anniversary of Mr. O'Rourke's retirement, principal and interest being due upon sale of the property or use of the property other than as Mr. O'Rourke's residence.

     In connection with the March 1991 recruitment and subsequent relocation of Mr. Aurelio, the Company provided to Mr. Aurelio financing in the amount of $500,000 to purchase a residence in California. This financing is evidenced by a promissory note secured by a deed of trust on the property. The note bears an interest rate based on the appreciation of the property, and no interest is payable under the note (nor can the actual interest rate be determined) until the note becomes due. Periodic payments of principal are not required and the note becomes due (a) upon sale of the property, (b) either one year or three years after Mr. Aurelio's employment by the Company terminates (depending on the circumstances of that termination), or (c) 30 years after the date of the note, whichever occurs first. The Company also agreed to provide Mr. Aurelio with $2,500 a month in mortgage assistance payments for a period of five years from the commencement of his employment in April 1991 or until Mr. Aurelio's employment by the Company terminates, whichever occurs first. However, the Company and Mr. Aurelio have agreed that no such monthly mortgage assistance payments will be made after December 1994.

CHANGE IN CONTROL ARRANGEMENTS

     The Board of Directors has approved agreements ("Agreements") between the Company and Mr. O'Rourke ("CEO") and the four other executive officers named in the Summary Compensation Table above ("Senior Executives") which provide for the payment of specified compensation and benefits upon certain terminations of their employment following a change in control of the Company. Each Agreement is in effect unless and until terminated by the Board of Directors in accordance with the Agreement.

     A change in control of the Company is defined in each Agreement to occur
(a) if any individual or group acquires 30% or more of the combined voting power of the Company's outstanding securities, (b) if "continuing directors" (defined as the directors of the

Company as of December 12, 1986 and any successor to any such directors who was nominated by a majority of the directors in office at the time of his nomination or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company's outstanding securities) cease to constitute at least a majority of the Board of Directors, or (c) if the Board of Directors approves a sale of all or substantially all of the Company's assets, or any merger, consolidation or similar business combination or reorganization of the Company.

     In their respective Agreements, the CEO and Senior Executives agreed that they will not voluntarily leave the Company's employ during a tender or exchange offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

     The Agreement with Mr. O'Rourke provides that if within 18 months of a change in control (1) the Company terminates his employment other than by reason of his death, disability, retirement or for cause (as defined in the Agreement), or (2) he terminates his employment for any reason, he will receive a lump sum severance payment equal to 2.99 times his annual base salary.

     Each Agreement with a Senior Executive provides that if within 18 months of a change in control (i) the Company terminates the Senior Executive's employment other than by reason of his death, disability, retirement or for cause (as defined in the Agreement), or (ii) the Senior Executive terminates his employment for "good reason," the Senior Executive will receive a lump sum severance payment equal to 2.99 times his annual base salary. "Good reason" is defined as the following after a change in control of the Company: certain material changes in assignment of duties; a reduction in total compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company's failure to obtain the written assumption by its successor of the obligations contained in the Agreement; attempted termination of employment for cause on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company's failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination.

     Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the employee will receive a continuation of all insurance and other benefits on the same terms as if he remained an employee or equivalent benefits will be provided until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with the Company. Each Agreement also provides that all stock options granted become exercisable in full according to their terms, and that any unreleased restricted stock be released from restrictions. Each Agreement further provides that in the event that any payments and benefits received by the employee from the Company would subject that person to the excise tax contained in Section 280G of the Internal Revenue Code of 1986, as amended, the total payments to the employee will be no higher than the amount not subject to such tax.

ARRANGEMENT WITH MR. WILUNOWSKI

     On October 20, 1994, the Company announced that it will seek a buyer for its Electron Devices business ("EDB"). In connection with this possible sale, the Company and Mr. Wilunowski entered into an agreement ("Incentive Agreement") providing for Mr. Wilunowski's assistance with such sale and eventual voluntary termination of employment if such sale is completed. Pursuant to the Incentive Agreement, Mr. Wilunowski has agreed to resign as an officer and employee of the Company, effective upon the date of the closing of such a sale ("Final Work Day"). The Incentive Agreement provides, among other things, for Mr. Wilunowski to receive, if he remains employed by the Company through the Final Work Day, a fixed $200,000 bonus and an incentive bonus ranging from $25,000 to $200,000, with the actual amount of such incentive bonus to be based upon the aggregate sale price for EDB. If the Company sells EDB and Mr. Wilunowski is not hired by the acquiror of EDB (or if such acquiror hires Mr. Wilunowski, but such employment is terminated involuntarily within six months of its commencement), Mr. Wilunowski also would receive an amount equal to his annual salary as in effect on the Final Work Day (less any severance payments made by such acquiror). If Mr. Wilunowski has not become employed within one year after the Final Work Day, he would be eligible to receive, until he is employed, an additional amount equal to up to six months of such salary. As long as he is receiving such salary equivalent amounts, Mr. Wilunowski would remain eligible to participate in the Company's Cash Profit-Sharing Plan, Employee Stock Purchase Plan, Supplemental Retirement Plan and certain other employee benefit plans. Finally, on the Final Work Day, all restrictions on Mr. Wilunowski's restricted stock would be released and all stock options held by him would become fully exercisable. None of the foregoing would be provided to Mr. Wilunowski if the Company does not sell EDB or if his employment by the Company ends before such a sale is completed.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

INTRODUCTION

     The Organization and Compensation Committee ("Committee") is responsible for compensation programs that apply to the Company's executive officers. The Committee is comprised of the eight outside directors whose names appear at the conclusion of this report. The compensation programs are designed in part to link Company performance to the compensation paid to the executive officers. Therefore, a significant portion of executive compensation consists of variable components based on the Company's financial performance against pre-determined objectives.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     Overall Philosophy. The Company's executive compensation philosophy is to provide total compensation opportunities which:

        - are aligned with the interests of the Company's stockholders;

        - are linked with the Company's business strategies and financial performance;

        - are competitive within the Company's industry and community so that the Company can attract and retain high quality executives; and

        - base a substantial portion of executive officer compensation on the Company's achievement of increasingly higher levels of financial and overall business performance.

     In addition to the considerations specifically described below with respect to compensation of the Company's executive officers generally and its Chief Executive Officer ("CEO") specifically, the Committee's compensation decisions for fiscal year 1994 considered information provided by and input from a compensation consultant retained by the Committee. Among the information provided by that consultant was a survey of the average total compensation earned by chief executive officers and other senior executive officers at 11 technology companies for the period 1990 to 1992. The average total compensation earned by the Company's CEO was between the 75th and 90th percentiles, and the other four executive officers named in the Summary Compensation Table above were between the 50th and 75th percentiles, of the surveyed companies. That same three-year period saw significant improvement in the Company's return on sales, return on net assets, return on equity, net profit margin and stock price. The Committee believes that the Company's incentive compensation programs, which focus on return on sales, return on net assets and shareholder value, contributed to the Company's improved financial performance over that period and in fiscal year 1994.

     Base Salaries. Base salaries are designed primarily to attract and retain individuals, and are reviewed annually. Increases to executive officer base salaries in fiscal year 1994 were determined by the Committee after subjective consideration of the Company's financial performance in fiscal year 1993, the individual mix of fixed, annual incentive and long-term incentive compensation in fiscal year 1993, individual position and responsibilities, economic conditions, general market surveys of salary adjustments and a survey of executive salaries at 90 electrical/electronic companies. The Company's executive officer salary increases in fiscal year 1994 were below the survey averages, and salaries as adjusted were between the 65th to 90th percentiles of the companies surveyed. In determining the CEO's salary, the Committee also subjectively considered his overall performance, as is discussed below.

     Management Incentive Plan Awards. Annual incentives are provided through cash awards under the Management Incentive Plan. Awards under that Plan for fiscal year 1994 were determined by a formula which measured Company performance against pre-determined return on sales ("ROS") objectives. The fiscal year 1994 objectives for ROS were determined after subjective consideration of the Company's historical ROS objectives, historical ROS achieved, budgeted ROS and prior awards. Awards could have ranged from zero to 200% of an executive officer's base salary, depending on the ROS achieved and the pre-determined level of that executive officer's participation (which participation was set by the Committee on the basis of the responsibilities of the executive officer's position). The Chief Executive Officer's award could have been no less than the maximum award to any other executive officer, expressed as a percentage of annual base salary, actually earned and awarded under the Plan for the same fiscal year. The Committee could also have granted to the CEO an additional award above that amount. Total annual aggregate awards to all participants are limited to 8% of the Company's pre-tax operating earnings.

     Long-Term Incentive Compensation. Long-term incentives are provided through annual stock option grants, restricted stock grants, release of previously granted restricted stock, and awards under the long-term incentive feature of the Company's Omnibus Stock Plan. These incentives are designed to retain executive officers and complement the annual Management Incentive Plan by motivating executive officers to focus on the long-term success of the Company.

          Stock Options. The Committee considers stock options as a form of long-term incentive compensation. Non-qualified stock options were accordingly granted in fiscal year 1994 with an exercise price equal to the market price of the Company's stock on the grant date, with a seven-year term and vesting in equal installments over three years. Thus, those stock options have value only if the Company's stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable. The size of each stock option grant in fiscal year 1994 was determined by the Committee after subjective consideration of individual positions and responsibilities, stock option grants in each of the previous four fiscal years and unexercised option shares from prior grants. In determining grants to the CEO and Executive Vice Presidents, the Committee also considered a survey of stock option grants during the prior three years to senior executives at 11 technology companies. The fiscal year 1994 grants to the Company's senior executives were roughly half the size of the average option grants to comparable executives at the companies surveyed. For other executive officers, the Committee considered guidelines developed on the basis of a 1992 survey of stock option grants at 15 technology companies, which survey showed that the Company's prior grants were below competitive levels.

          Restricted Stock. The Committee considers restricted stock as a form of long-term incentive compensation. Grants of restricted stock have typically been made biennially to executive officers and other key employees, with vesting in equal installments over three years. Although the recipient receives dividends on and may vote restricted stock, the stock certificate is not delivered and the stock may not be sold, transferred or pledged until it vests. The number of shares of restricted stock granted to each executive officer in fiscal year 1994 was determined by the Committee after subjective consideration of the Company's financial performance in fiscal year 1993 as measured by the Company's return on equity ("ROE"), individual positions and responsibilities, restricted stock grants during the previous four fiscal years, officer and director stock ownership relative to outstanding shares, and the number of option shares concurrently granted to each executive officer.

          In order to more closely link restricted stock grants to the Company's financial performance and shareholder returns, the Committee implemented for fiscal year 1994 a program for granting restricted stock annually if certain pre-determined objectives for ROE are achieved, which restricted stock if granted would then vest over three years. The fiscal year 1994 objectives for ROE were determined after consideration of the Company's historical and budgeted ROE. Maximum shares which could be granted upon achieving the highest ROE objective were determined by the Committee after subjective consideration of individual positions and responsibilities, restricted stock grants during the previous four fiscal years, officer and director stock ownership relative to outstanding shares, and the number of option shares concurrently granted to each executive officer. At the end of fiscal year 1994, the pre-determined ROE objectives were used to calculate the number of restricted shares to be granted. Those restricted stock grants related to fiscal year 1994 performance, but were made in fiscal year 1995.

          Other Long-Term Incentive Awards. The Company's Omnibus Stock Plan includes a provision for providing awards of cash or stock, or a combination of the two, based on the achievement of pre-determined long-term financial objectives. This long-term incentive program was designed to increase stockholder value by linking a potentially substantial portion of executive officer and other key employee compensation to the Company's achievement of an average return on net assets ("RONA") for three-year cycles, one of which ended with fiscal year 1994. The average RONA for fiscal years 1992-1994 was applied to a pre-determined formula to calculate the earned award. The 1992-1994 objectives for RONA were determined in November 1991 after subjective consideration of the RONA achieved in the prior year, prior awards and estimated and maximum potential awards. Awards could have ranged from zero to 200% of an executive officer's base salary, depending on the RONA achieved and the pre-determined level of that executive officer's participation (which participation was set by the Committee on the basis of the responsibilities of the executive officer's position). Total aggregate awards to all participants is limited to 5% of the Company's pre-tax operating earnings achieved in the last fiscal year of the three-year cycle. Awards for the three-year cycle ended with fiscal year 1994 were paid in cash.

     Other Compensation. The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees on an equal basis, such as the Company's Cash Profit-Sharing Plan, Employee Stock Purchase Plan, Retirement and Profit-Sharing Program, Supplemental Retirement Plan and supplemental life and disability insurance programs. Supplemental Retirement Plan contributions were made on Management Incentive Plan awards to executive officers because that compensation is expected to constitute a substantial portion of executive officer compensation, and the Committee determined that executive officers should therefore receive retirement benefits based on that compensation.

     In order to attract and retain talented executive officers, the Committee also maintained a policy of providing executive officers with certain perquisites, such as use and purchase of an automobile under the Company's Executive Car Program, use of the Company-leased aircraft, reimbursement for tax planning and return preparation and financial counseling services, reimbursement for the payment of taxes on certain perquisites and reimbursement for annual medical examinations.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to the chief executive officer and the next four most highly compensated executive officers. Section 162(m) did not apply to the Company's fiscal year 1994, but will apply to its fiscal year 1995. The Committee and the Board of Directors approved, and are with this Proxy Statement submitting to the Company's stockholders for approval, amend-ments to the Company's Omnibus Stock Plan and adoption of the Management Incentive Plan in order to qualify for continued tax deductibility all cash and stock-related incentive compensation to be paid to the Company's executive officers under those Plans (see below under the captions "Proposal to Approve Amendments to the Omnibus Stock Plan" and "Proposal to Approve the Management Incentive Plan"). However, the Committee considers one of its primary responsibilities to be providing a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder returns. Accordingly, the Committee believes that the Company's interests are best served in some circumstances to provide compensation (such as salary and perquisites) which might be subject to the tax deductibility limitation of Section 162(m).

BASES FOR CEO COMPENSATION

     The same policies and programs described above were followed by the Committee to determine the fiscal year 1994 compensation for the CEO.

     The Committee set the CEO's base salary in fiscal year 1994 after subjective consideration of the Company's performance in fiscal year 1993, the mix of the CEO's fixed, annual incentive and long-term incentive compensation in fiscal year 1993, the CEO's salaries and percentage increases in the previous four fiscal years, economic conditions and general market surveys (including a survey of chief executive officer salaries at 32 comparably-sized companies in the same general industries). The Committee noted, among other things, improvements in the Company's pre-tax profits, earnings, earnings per share, earned gross margins, inventory levels, sales per employee, debt, on-time delivery and costs of quality. Based on such subjective considerations, the Committee granted to the CEO a 3% increase in his base salary, which was less than the survey median for salary increases and which placed his salary in approximately the 90th percentile of the companies surveyed.

     The CEO received an annual incentive award for fiscal year 1994 in accordance with the Management Incentive Plan described above. The actual ROS and the pre-determined formula resulted in a cash award to the CEO equal to 128% of his annual base salary. The CEO also received a long-term incentive award for the three-year cycle ended with fiscal year 1994 in accordance with the long-term incentive feature of the Omnibus Stock Plan described above. The actual RONA and the pre-determined formula resulted in a cash award to the CEO equal to 187% of his annual base salary.

     The Committee granted to the CEO a 30,000-share stock option in fiscal year 1994 (before the 2-for-1 stock split in March 1994) based on the subjective considerations described above with regard to stock options granted under the Omnibus Stock Plan and the CEO's overall compensation package. Consistent with the Committee's policy as described above, the option was priced at the market value of the Company's stock on the date of grant.

     The Committee also granted to the CEO 4,000 shares of restricted stock in fiscal year 1994 (before the 2-for-1 stock split in March 1994) based on the subjective considerations described above with regard to restricted stock granted under the Omnibus Stock Plan and the CEO's overall compensation package. The Company's actual ROE in fiscal year 1994 and the pre-determined formula resulted in an additional restricted stock grant of 8,000 shares (the maximum award) in fiscal year 1995. Consistent with the Committee's policy as described above, these restricted stock grants will vest in equal installments over three years.

          Samuel Hellman               Gordon E. Moore
          Terry R. Lautenbach          Philip J. Quigley
          Angus A. MacNaughton         Paul G. Stern
          William F. Miller            Richard W. Vieser

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
                   STANDARD & POOR'S 500 COMPOSITE INDEX AND
               STANDARD & POOR'S HIGH TECHNOLOGY COMPOSITE INDEX

     The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's common stock in fiscal years 1990 through 1994 (from September 30, 1989 through September 30, 1994) with the Standard & Poor's 500 Composite Index and the Standard & Poor's High Technology Index. The graph assumes that the value of the investment in the Company's common stock and in each index on September 30, 1989 was $100. Standard & Poor's is the source of the data on the indices. The comparisons in this graph are not intended to represent a forecast of possible future performance of the Company's common stock or stockholder returns.

                                                         YEAR ENDING
                                      -------------------------------------------------
                                      1989     1990     1991     1992     1993     1994
                                      ----     ----     ----     ----     ----     ----
VARIAN..............................  $100     $116     $133     $142     $198     $296
S&P 500.............................  $100     $ 88     $111     $118     $132     $133
S&P High Technology.................  $100     $ 84     $100     $ 96     $118     $135

                         [INSERT CRC PERFORMANCE GRAPH]

            PROPOSAL TO APPROVE AMENDMENTS TO THE OMNIBUS STOCK PLAN

     The Board of Directors has approved the adoption of certain amendments to the Company's Omnibus Stock Plan, as set forth in the amended and restated Omnibus Stock Plan attached as Exhibit A to this Proxy Statement ("Stock Plan"). Adoption of such amendments as set forth in the amended and restated Stock Plan is subject to the approval of a majority of the shares of the Company's common stock which are present in person or represented by proxy and entitled to vote at the Annual Meeting. If approved, the amended and restated Stock Plan will replace the version of the Stock Plan that previously was approved by the Company's stockholders.

SUMMARY OF AMENDMENTS AND REASONS FOR ADOPTION

     The primary changes to the Stock Plan are to (a) set a maximum number of shares with respect to which options or restricted stock may be granted to any one employee during any one year, (b) set a maximum amount for long-term incentive awards which may be granted to any one employee during any one year,
(c) specify two specific performance measures (return on equity and return on net assets) which may be used in setting performance goals for the granting of restricted stock and long-term incentive awards, (d) provide that the exercise price of stock options shall be at least 100% of the fair market value of the shares covered by the option, and (e) adjust the formula for granting stock options to non-employee directors in order to reflect the Company's 2-for-1 stock split in March 1994 (and provide for automatic adjustments for future stock splits and certain other transactions).

     The proposed changes (other than the non-employee director change) are designed to permit awards granted under the Stock Plan to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Under Section 162(m), the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its next four most highly compensated executive officers may be limited to the extent that it exceeds $1,000,000 in any one year. However, compensation in excess of that amount still may be deducted if it qualifies as "performance-based compensation" under Section 162(m). Accordingly, the amendments to the Omnibus Stock Plan will permit the Company to continue to receive a federal income tax deduction for awards paid under the Stock Plan.

PURPOSE OF THE STOCK PLAN

     The Stock Plan is intended to promote the Company's success by providing a vehicle under which a variety of stock-based incentive and other awards can be granted to employees and directors of the Company who are employees of neither the Company nor any affiliate ("non-employee directors").

DESCRIPTION OF THE STOCK PLAN

     The following paragraphs provide a summary of the principal features of the Stock Plan and its operation. The Stock Plan is set forth in its entirety as Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit A.

GENERAL

     The Stock Plan provides for the granting of stock options, stock appreciation rights ("SARs"), restricted stock awards and long-term incentive awards (collectively, "Awards") to eligible Stock Plan participants. The maximum number of shares of the Company's common stock available for Awards under the Stock Plan during each fiscal year is 5% of the total outstanding shares of the Company on the last business day of the preceding fiscal year.

ADMINISTRATION OF THE STOCK PLAN

     The Stock Plan is administered by the Organization and Compensation Committee of the Company's Board of Directors ("Committee"). The members of the Committee must qualify as "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) (for purposes of qualifying the Stock Plan as performance-based compensation under Section 162(m)).

     Subject to the terms of the Stock Plan, the Committee has the sole discretion to determine the employees who shall be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee can make awards to participants who are executive officers of the Company. The Committee also would be responsible for making adjustments in Awards, shares available for Awards and numerical limitations for Awards (including as to non-employee directors) to reflect transactions such as stock splits and stock dividends.

ELIGIBILITY TO RECEIVE AWARDS

     Employees of the Company and its affiliates are eligible to be selected to receive one or more Awards. The actual number of employees who will receive Awards under the Stock Plan cannot be determined because eligibility for participation in the Stock Plan is in the discretion of the Committee. However, 636 employees received Awards under the Omnibus Stock Plan in fiscal year 1994. The Stock Plan also provides for the grant of stock and stock options to the Company's non-employee directors. Such stock and options are granted pursuant to an automatic, non-discretionary formula.

STOCK OPTIONS

     The Committee may grant non-qualified stock options, incentive stock options (which are entitled to favorable tax treatment), or a combination thereof. The number of shares covered by each option is determined by the Committee, but during any fiscal year of the Company, no participant may be granted options for more than 1,000,000 shares.

     The price of the shares of the Company's common stock subject to each stock option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the option. Previously, the Stock Plan permitted the grant of options with an exercise price below 100% of fair market value (although to date all options granted have had an exercise price of 100% of the fair market value on the date of grant). In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. Also, the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000.

     The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares of the Company's common stock that are already owned by the participant, or by any other means which the Committee determines to be consistent with the Stock Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

     Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee but not later than 10 years after the date of grant. The Committee may extend the maximum term of any option granted under the Stock Plan, subject to the preceding limit.

NON-EMPLOYEE DIRECTOR AWARDS

     Under the Stock Plan, each non-employee director automatically receives, as of the first business day of each fiscal year, 200 shares of the Company's common stock and an option to purchase 2,000 shares. The exercise price of each such option is 100% of the fair market value (on the date of grant) of the shares covered by the option. Each such option becomes exercisable on the first anniversary of the grant date (assuming the non-employee director remains on the Board on such anniversary date, otherwise the option will be forfeited). All options granted to non-employee directors have a term of no greater than ten years from the date of grant. If a director terminates service on the Board prior to an option's normal expiration date, the period of exercisability of the option will be shorter, depending upon the reason for the termination.

STOCK APPRECIATION RIGHTS

     The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option, or may be granted on an independent basis. The number of shares covered by each SAR is determined by the Committee, but during any fiscal year of the Company, no participant may be granted SARs for more than 1,000,000 shares. Upon exercise of an SAR, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between the fair market value of a share on the date of exercise over the grant price, times (b) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of the Company's common stock, as determined by the Committee. SARs are exercisable at the times and on the terms established by the Committee. To date, no SARs have been granted under the Stock Plan.

RESTRICTED STOCK AWARDS

     Restricted stock awards are shares of the Company's common stock that vest in accordance with terms and conditions established by the Committee. The number of shares of restricted stock granted to a participant (if any) is determined by the Committee, but during any fiscal year of the Company, no participant may be granted more than 25,000 shares.

     In determining whether an Award of restricted stock should be made and/or the vesting schedule for an Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant restricted stock only if performance goals established by the Committee are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Committee. In particular, the Committee may (but is not required to) provide that restricted stock will be granted only if one or more goals for return on equity ("ROE") are satisfied. However, the Committee retains discretion to eliminate or reduce the actual restricted stock Award granted to any participant below that which would otherwise be payable under the applicable formula. For purposes of the Stock Plan, ROE means the Company's annual earnings expressed as a percentage of the Company's average shareholders equity, as reported in the Company's Annual Report to Stockholders.

     For fiscal year 1995, the Committee has determined that grants of restricted stock generally will be made if certain targets for ROE are achieved (and assuming that the amendments to the Omnibus Stock Plan are approved at the Annual Meeting). The following table sets forth the grants that would have been earned by each of the following persons and groups if the Stock Plan had been in effect for the Company's fiscal 1994. Because the fiscal 1995 actual ROE performance is not yet determinable, the amounts in the table were calculated by applying the performance goals and award formula adopted by the Committee for fiscal year 1994 (which were similarly based on ROE) to the fiscal 1994 actual ROE performance. There can be no assurance that the pre-established goals for fiscal 1995 ROE performance actually will be achieved, and therefore there can be no assurance that any grants of restricted stock will be made.

                     OMNIBUS STOCK PLAN -- RESTRICTED STOCK

                          NAME AND POSITION                NUMBER OF SHARES
            ---------------------------------------------  ----------------
            J. Tracy O'Rourke............................        8,000
              Chairman of the Board and
              Chief Executive Officer
            Richard A. Aurelio...........................        4,200
              Executive Vice President
            Allen J. Lauer...............................        4,200
              Executive Vice President
            Richard M. Levy..............................        4,200
              Executive Vice President
            Al D. Wilunowski.............................        4,200
              Executive Vice President
            Executive Group..............................       33,800
            Non-Executive Director Group(1)..............          N/A
            Non-Executive Officer Group..................       61,000

- - - ---------------

(1) As described above under the caption "Organization and Compensation of the Board of Directors," the Company's non-employee directors receive grants of stock only pursuant to an automatic, non-discretionary formula. The non-employee directors are not eligible for any other grants of restricted stock.

LONG-TERM INCENTIVE AWARDS

     Long-term incentive awards are Awards which will result in a payment to a participant only if performance goals established by the Committee are satisfied. The applicable performance goals will be determined by the Committee, and may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant's specific responsibilities. In particular, the Committee may (but is not required to) provide that long-term incentive awards will be granted only if one or more goals for return on net assets ("RONA") of the Company and/or one of its business units are achieved. However, the Committee retains discretion to eliminate or reduce the actual long-term incentive award payable to any participant below that which would otherwise be payable under the applicable formula. For purposes of the Stock Plan, "RONA" means annual operating earnings expressed as a percentage of average net assets.

     In addition to the performance requirements discussed above, long-term incentive awards are subject to additional limits set forth in the Stock Plan. During any fiscal year of the Company, no participant shall receive a long-term incentive award of more than the lesser of (a) 200% of the participant's annual base salary at the end of the performance period, or (b) $5,000,000. In addition, total long-term incentive awards for any performance period may not exceed 5% of the Company's pre-tax operating earnings for the last fiscal year of the performance period. If total long-term incentive awards for a performance period would exceed this amount, all such Awards for that performance period will be pro-rated. Long-term incentive awards may be paid in cash or shares of the Company's common stock, as determined by the Committee.

     For the fiscal years 1993-95, 1994-96 and 1995-97 cycles, the Committee has granted long-term incentive awards which are payable only if certain targets for RONA are achieved (and assuming that the amendments to the Omnibus Stock Plan are approved at the Annual Meeting). The following table sets forth the awards that would have been earned by each of the following persons and groups if the Stock Plan had been in effect for the Company's fiscal years 1992-1994 cycle. Because the fiscal years 1993-95, 1994-96 and 1995-97 actual RONA performance are not yet determinable, the amounts in the table were calculated by applying the performance goals and award formula adopted by the Committee for the fiscal years 1992-94 cycle (which were similarly based on RONA) to the fiscal years 1992-94 actual RONA performance. There can be no assurance that the pre-established goals for fiscal years 1993-95, 1994-96 or 1995-97 RONA performance actually will be achieved, and therefore there can be no assurance that the awards shown below actually will be paid for those cycles.

                OMNIBUS STOCK PLAN -- LONG-TERM INCENTIVE AWARDS

                           NAME AND POSITION                  DOLLAR AMOUNT
            ------------------------------------------------  -------------
            J. Tracy O'Rourke...............................   $ 1,326,915
              Chairman of the Board and
              Chief Executive Officer
            Richard A. Aurelio..............................       469,312
              Executive Vice President
            Allen J. Lauer..................................       550,785
              Executive Vice President
            Richard M. Levy.................................       550,785
              Executive Vice President
            Al D. Wilunowski................................       550,785
              Executive Vice President
            Executive Group.................................     4,548,837
            Non-Executive Director Group(1).................      N/A
            Non-Executive Officer Group.....................     2,765,507

OTHER AWARDS

     The Committee may approve the use of other forms of awards that are consistent with the purpose of the Stock Plan.

NONTRANSFERABILITY OF AWARDS

     Awards granted under the Stock Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

TAX ASPECTS

     A recipient of a stock option or SAR will not have taxable income upon the grant of the option. For options and SARs other than incentive stock options, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

     The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition will either be long-term capital gain or loss or ordinary income depending upon whether the participant holds the shares transferred upon the exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale exceeds the option price.

- - - ---------------

(1) The Company's non-employee directors are not eligible for long-term incentive awards.

     Unless the participant elects to be taxed at the time of receipt of restricted stock or a long-term incentive award, the participant will not have taxable income upon the receipt of the Award, but upon vesting will recognize ordinary income equal to the fair market value of the shares or cash at the time of vesting.

     At the discretion of the Committee, the Stock Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an Award by electing to have shares of common stock withheld, or by delivering to the Company already-owned shares, having a value equal to the amount required to be withheld.

     The Company will be entitled to a tax deduction in connection with an Award under the Stock Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with conditions imposed by the new rules, including stockholder approval of the maximum number of shares with respect to which Awards may be granted to any one employee during one year, and if (for Awards other than options and SARs) the Stock Plan sets forth performance goals which must be achieved prior to payment of the Awards. The Stock Plan has been designed to permit the Committee to grant Awards which satisfy the requirements of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards. Accordingly, in furtherance of qualifying the Stock Plan (and the fiscal years 1993-95, 1994-96 and 1995-97 long-term incentive award cycles) as performance-based compensation under
Section 162(m), the Company is seeking stockholder approval of the amendments to the Stock Plan.

AMENDMENT AND TERMINATION OF THE STOCK PLAN

     The Board generally may amend or terminate the Stock Plan at any time and for any reason.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
             APPROVAL OF THE AMENDMENTS TO THE OMNIBUS STOCK PLAN.

               PROPOSAL TO APPROVE THE MANAGEMENT INCENTIVE PLAN

     The Board of Directors has approved the adoption of a new Management Incentive Plan ("MIP"). Adoption of the MIP is subject to the approval of a majority of the shares of the Company's common stock which are present in person or represented by proxy and entitled to vote at the Annual Meeting.

BACKGROUND AND REASONS FOR ADOPTION

     The Company previously has maintained a performance-based bonus plan similar to the MIP in order to reward key employees for achieving objectives for the financial performance of the Company and its business units. However, under
Section 162(m), the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its next four most highly compensated executive officers may be limited to the extent that it exceeds $1,000,000 in any one year. The Company can deduct compensation in excess of that amount if it qualifies as "performance-based compensation" under Section 162(m). Accordingly, the MIP is intended to permit the Company to pay incentive compensation which qualifies as performance-based compensation, thereby permitting the Company to continue to receive a federal income tax deduction for the payment of such incentive compensation.

DESCRIPTION OF THE MIP

     The following paragraphs provide a summary of the principal features of the MIP and its operation. The MIP is set forth in its entirety as Exhibit B to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit B.

PURPOSE OF THE MIP

     The MIP is intended to motivate the Company's key employees to increase stockholder value by (a) linking a portion of their cash compensation to the Company's financial performance, (b) providing rewards for improving the Company's financial performance, and (c) helping to attract and retain key employees.

ADMINISTRATION OF THE MIP

     The MIP will be administered by the Organization and Compensation Committee of the Company's Board of Directors ("Committee"). The members of the Committee must qualify as "outside directors" under Section 162(m) (for purposes of qualifying the MIP as performance-based compensation under such Section).

     Subject to the terms of the MIP, the Committee has the sole discretion to determine the key employees who shall be granted awards, and the amounts, terms and conditions of each award. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee can make awards to participants who are subject to Section 162(m).

ELIGIBILITY TO RECEIVE AWARDS

     Eligibility for the MIP is determined in the discretion of the Committee. In selecting participants for the MIP, the Committee will choose key employees of the Company and its affiliates who are likely to have a significant impact on Company performance. The actual number of employees who will receive awards under the MIP cannot be determined because eligibility for participation in the MIP is in the discretion of the Committee. However, for fiscal year 1995, there are currently 177 employees approved for participation in the MIP, including the Company's Chief Executive Officer and other executive officers. Participation in future years will be in the discretion of the Committee, but it currently is expected that a similar number of employees will participate each year.

AWARDS AND PERFORMANCE GOALS

     Under the MIP, the Committee will establish (a) the performance goals which must be achieved in order for the participant to actually be paid an award, and
(b) a formula or table for calculating a participant's award, depending upon how actual performance compares to the pre-established performance goals. A participant's award will increase or decrease as actual performance increases or decreases. The Committee also will determine the period for measuring actual performance ("performance period"). Performance periods may be for a single fiscal year of the Company, or for a multi-fiscal year period.

     The Committee may set performance periods and performance goals which differ from participant to participant. For example, the Committee may choose performance goals based on either Company-wide or business unit results, as deemed appropriate in light of the participant's specific responsibilities. For purposes of qualifying awards as performance based compensation under Section 162(m), the Committee may (but is not required to) specify performance goals for return on sales of the Company and/or one its business units ("ROS"). ROS means annual operating earnings expressed as a percentage of annual sales.

     During any fiscal year of the Company, no Participant may receive an award of more than the lesser of (a) 200% of the Participant's annual base salary at the end of the performance period, or (b) $5,000,000. In addition, the total of all awards for any fiscal year cannot exceed 8% of the Company's pre-tax operating earnings for the fiscal year. If total awards for a performance period would exceed this amount, all such awards for that performance period will be pro-rated.

DETERMINATION OF ACTUAL AWARDS

     After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which was achieved. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the MIP generally will be payable in cash after the end of the fiscal year during which the award was earned.

PRO FORMA BENEFITS FOR THE MIP

     Given that payments under the MIP are determined by comparing actual performance to the performance goals established by the Committee, it is not possible to conclusively state the amount of benefits which will be paid under the MIP. The following table sets forth the awards that would have been earned by each of the following persons and groups if the MIP had been in effect for the Company's fiscal 1994. Because the fiscal 1995 actual ROS performance is not yet determinable, the amounts in the table were calculated by applying the performance goals and award formula adopted by the Committee for fiscal 1994 (which were similarly based on ROS) to the fiscal 1994 actual ROS performance. There can be no assurance that the pre-established performance goals actually will be achieved, and therefore there can be no assurance that the awards shown below actually will be paid.

                           MANAGEMENT INCENTIVE PLAN

                           NAME AND POSITION                  DOLLAR VALUE
            ------------------------------------------------  ------------
            J. Tracy O'Rourke...............................   $   910,879
              Chairman of the Board and
              Chief Executive Officer
            Richard A. Aurelio..............................       343,643
              Executive Vice President
            Allen J. Lauer..................................       378,094
              Executive Vice President
            Richard M. Levy.................................       378,094
              Executive Vice President
            Al D. Wilunowski................................       378,094
              Executive Vice President
            Executive Group.................................     3,128,606
            Non-Executive Director Group(1).................      N/A
            Non-Executive Officer Group.....................     5,405,960

AMENDMENT AND TERMINATION OF THE MIP

     The Committee may amend or terminate the MIP at any time and for any reason, but as appropriate under Section 162(m), certain material amendments to the MIP will be subject to stockholder approval.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                   APPROVAL OF THE MANAGEMENT INCENTIVE PLAN.

                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission ("Commission"). Based solely on the Company's review of the reporting forms and written representations received by it from such directors and executive officers, the Company believes that for the period May 1, 1992 through September 30, 1994, all filing requirements applicable to such executive officers and directors were timely satisfied, except as previously reported in the Company's prior proxy statements and as follows: Thomas D. Sege, a former officer and director of the Company, reported on January 31, 1994 a June 11, 1992 gift of shares; and Robert A. Lemos, the Company's Vice President, Finance and Chief Financial Officer, reported on January 26, 1994 a December 16, 1993 sale of shares.

- - - ---------------

(1) The Company's non-employee directors are not eligible to participate in the MIP.

                                 ANNUAL REPORT

     The Company's Annual Report for fiscal year 1994, including financial statements for the periods specified therein, was mailed to all stockholders concurrently with the mailing of this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the Company's 1996 Annual Meeting of Stockholders and who wishes to have it set forth in the Proxy Statement and identified in the form of Proxy prepared by the Company must notify the Company in such a manner that such notice is received by the Company's Secretary not later than August 28, 1995 at the Company's address set forth on the first page of this Proxy Statement. In addition, such a proposal must be in such form as is required under the rules and regulations promulgated by the Commission.

                                    AUDITORS

     The firm of Coopers & Lybrand has been selected by the Board of Directors as the Company's independent public auditors for fiscal year 1995. Coopers & Lybrand also acted as the Company's independent auditors for fiscal year 1994. A Coopers & Lybrand representative will attend the Annual Meeting. That representative will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.



                                                             (SIG)

                                                        JOSEPH B. PHAIR
                                                           Secretary
December 27, 1994
Palo Alto, California

                                   EXHIBIT A

                            VARIAN ASSOCIATES, INC.

                               OMNIBUS STOCK PLAN
                (AS AMENDED AND EFFECTIVE AS OF OCTOBER 1, 1994)

 1. PURPOSE

     The purpose of the Plan is to provide a vehicle under which a variety of stock-based incentive and other awards may be granted to employees and directors of the Company and its Subsidiaries to promote the Company's success.

 2. DEFINITIONS

     A. "Award" means any form of stock option, restricted stock, stock appreciation right, long-term incentive award or other incentive award granted under the Plan.

     B. "Award Notice" means any written notice from the Company to a Participant or agreement between the Company and a Participant that establishes the terms applicable to an Award.

     C.  "Board of Directors" means the Board of Directors of the Company.

     D.  "Code" means the Internal Revenue Code of 1986, as amended.

     E. "Committee" means the Organization and Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall be comprised solely of Directors who are both (i) disinterested persons under Rule 16b-3, and (ii) outside directors under Section 162(m) of the Code.

     F.  "Common Stock" means common stock of the Company.

     G.  "Company" means Varian Associates, Inc.

     H.  "Director" means a member of the Board of Directors.

     I.   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     J. "Fair Market Value" means, as of a specified date, the mean of the high and the low sales price of the Common Stock on the composite tape for the New York Stock Exchange-listed securities, or if not traded on that date, then on the date last traded. If for any reason the Company's stock ceases to be listed on the New York Stock Exchange, the Committee shall establish the method for determining the Fair Market Value of the Common Stock.

     K. "Key Employee" means any employee of the Company or a Subsidiary whose performance the Committee determines can have a significant effect on the success of the Company.

     L. "Participant" means any individual to whom an Award is granted under the Plan.

     M. "Plan" means this Plan, which shall be known as the Varian Associates, Inc. Omnibus Stock Plan.

     N. "Return on Equity" means the Company's annual earnings expressed as a percentage of the Company's annual average shareholders equity, as reported in the Company's Annual Report to Stockholders.

     O. "Return on Net Assets" means annual operating earnings expressed as a percentage of annual average net assets. Return on Net Assets for a multi-year performance period means the average of Return on Net Assets calculated separately for each fiscal year of such multi-year period.

     P. "Rule 16b-3" means Rule 16b-3 issued under the Exchange Act, or any successor rule.

     Q. "Subsidiary" means a corporation or other business entity (i) of which the Company directly or indirectly has an ownership interest of 50% or more, or
(ii) of which it has a right to elect or appoint 50% or more of the board of directors or other governing body.

 3. ADMINISTRATION

     A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

        (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

        (ii)    adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

        (iii)   select Key Employees to receive Awards;

        (iv)    determine the form and terms of Awards;

        (v)     determine the number of shares or other consideration subject to Awards
                (within the limits prescribed in the Plan);

        (vi)    determine whether Awards will be granted singly, in combination, in tandem, in replacement of, or as alternatives to, other grants under the Plan or any other incentive or compensation plan of the Company, a
                Subsidiary or an acquired business unit;

        (vii)   grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);

        (viii)  accelerate the vesting, exercise or payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

        (ix)    correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Notice;

        (x)     establish and administer Awards in addition to the types specifically enumerated in Section 2.A. which the Committee determines are consistent with the Plan's purpose; and

        (xi)    take any and all other actions it deems necessary or advisable for the proper administration of the Plan.

     B. The Committee may adopt such Plan amendments, procedures, regulations, subplans and the like as it deems are necessary to enable Key Employees and Directors who are foreign nationals or employed outside the United States to receive Awards.

     C. The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards (i) with respect to persons who are subject to Section 16 of the Exchange Act, and (ii) which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

 4. ELIGIBILITY

     A.  Any Key Employee is eligible to become a Participant in the Plan.

     B. Directors who are not employees of the Company or a Subsidiary shall receive Awards in accordance with Section 7.

 5. SHARES AVAILABLE

     A. Subject to Section 15, the maximum number of shares of Common Stock available for Award grants (including incentive stock options) during each fiscal year shall be 5% of the total outstanding shares of the Company on the last business day of the preceding fiscal year. The maximum number of shares of Common Stock available for incentive stock option grants under the Plan is 6,000,000.

     B. The shares of Common Stock available under the Plan may be authorized and unissued shares or treasury shares.

 6. TERM

     The Plan as amended shall become effective as of October 1, 1994, and shall continue in effect until terminated by the Board of Directors. However, Awards (other than stock options) intended to qualify under Section 162(m) of the Code shall be conditional upon approval of the amended and restated Plan by the Company's stockholders not later than the 1995 annual meeting of stockholders.

 7. AWARDS TO NON-EMPLOYEE DIRECTORS

     Directors who are not employees of the Company or a Subsidiary shall receive Awards in accordance with the following terms:

     A. On the first business day following adoption of this Plan by the Board of Directors, and thereafter on the first business day of each fiscal year, each such director shall receive (i) a fully vested grant of 200 shares of Common Stock, subject to payment to the Company of the aggregate par value of such shares in cash, and (ii) a non-qualified stock option for 2,000 shares.

     B. Options to such directors shall be subject to the following terms: (i) the exercise price shall be equal to 100% of the Fair Market Value of the shares on the date of the grant, payable in accordance with all the alternatives stated in Sections 8.B.(ii) and (iii); (ii) the term of the options shall be 10 years;
(iii) the options shall be exercisable beginning 12 months after the date of the grant; and (iv) the options shall be subject to Section 13.

 8. STOCK OPTIONS

     A. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options). During any fiscal year of the Company, no Participant shall be granted options for more than 1,000,000 shares.

     B. Subject to Section 8.C. relating to incentive stock options, options shall be in such form and contain such terms as the Committee deems appropriate. While the terms of options need not be identical, each option shall be subject to the following terms:

        (i) The exercise price shall be the price set by the Committee but may not be less than 100% of the Fair Market Value of the shares on the date of the grant.

        (ii) The price shall be paid in cash (including check, bank draft, or money order), or at the discretion of the Committee, all or part of the purchase price may be paid by delivery of the optionee's full recourse promissory note, delivery of Common Stock already owned by the Participant for at least 6 months and valued at its Fair Market Value, or any combination of the foregoing methods of payment, provided no less than the par value of the stock is paid in cash. In the case of incentive stock options, the terms of payment shall be determined at the time of grant.

        (iii) Promissory notes given as payment of the price, if permitted by the Committee, shall contain such terms as set by the Committee which are not inconsistent with the following: the unpaid principal shall bear interest at a rate set from time to time by the Committee; payments of principal and interest shall be made no less frequently than annually; no part of the note shall be payable later than 10 years from the date of purchase of the shares; and the optionee shall give such security as the Committee deems necessary to ensure full payment.

        (iv) The term of an option may not be greater than 10 years from the date of the grant.

        (v) Neither a person to whom an option is granted nor his legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until he has exercised his option.

     C. The following special terms shall apply to grants of incentive stock options:

        (i) No incentive stock option shall be granted after the 10th anniversary of the date the Plan is adopted by the Board of Directors.

        (ii) Subject to Section 8.C.(iii), the price under each incentive stock option shall not be less than 100% of the Fair Market Value of the shares on the date of the grant.

        (iii) No incentive stock option shall be granted to any employee who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless at the time of such grant the option price is at least 110% of the Fair Market Value of the stock subject to the option and such option is not exercisable after the expiration of 5 years from the date of the grant.

        (iv) No incentive stock option shall be granted to a person in his capacity as a Key Employee of a Subsidiary if the Company has less than a 50% ownership interest in such Subsidiary.

        (v) The Fair Market Value (determined on the date(s) of grant) of the shares subject to incentive stock options which first become exercisable during any calendar year shall not exceed $100,000 for any employee.

        (vi) Options shall contain such other terms as may be necessary to qualify the options granted therein as incentive stock options pursuant to Section 422 of the Code, or any successor statute.

 9. RESTRICTED STOCK

     A. Awards may be granted in the form of restricted stock. During any fiscal year of the Company, no Participant shall be granted more than 25,000 shares of restricted stock.

     B. Grants of restricted stock shall be awarded in exchange for consideration equal to an amount from 0 to 50% of the aggregate Fair Market Value of such stock, as determined by the Committee. The price, if any, of such restricted stock shall be paid in cash, or at the discretion of the Committee, all or part of the purchase price may be paid by delivery of the Participant's full recourse promissory note, delivery of Common Stock already owned by the Participant for at least 6 months and valued at its Fair Market Value, or any combination of the foregoing methods of payment, provided no less than the par value of the stock is paid in cash, or the Participant has rendered no less than 3 months' prior service to the Company.

     C. Restricted stock awards shall be subject to such restrictions as the Committee may impose including, if the Committee shall so determine, restrictions on transferability and restrictions relating to continued employment. For purposes of qualifying restricted stock as performance-based compensation under Section 162(m) of the Code, the Committee may in its discretion determine that grants of restricted stock shall be conditioned on the achievement of pre-established Company goals for Return on Equity. The target goals for Return on Equity and the number of shares which may be awarded upon achievement of such target goals, shall be set by the Committee on or before the latest date permissible so as to qualify under Section 162(m) of the Code. In granting restricted stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it to be necessary or appropriate to ensure such qualification. No restricted stock award intended to qualify under
Section 162(m) of the Code shall be paid unless and until the Committee certifies in writing that the pre-established performance goals have been satisfied.

     D. The Committee, in its discretion, may reduce or eliminate a Participant's restricted stock award at any time before it is granted, whether or not calculated on the basis of pre-established performance goals or formulas.

     E. The Committee shall have the discretion to grant to a Participant receiving restricted shares all or any of the rights of a stockholder while such shares continue to be subject to restrictions.

10. LONG-TERM INCENTIVE AWARDS

     A. Awards may be granted in the form of long-term incentive awards, which shall be made on the basis of Company and/or business unit performance goals and formulas determined by the Committee in its sole discretion. In the discretion of the Committee, long-term incentive awards may be paid in cash and/or shares of Common Stock having an equivalent value (based on Fair Market Value on the date that a cash payment otherwise would have been made to the Participant).

     B. During any fiscal year of the Company, no Participant shall receive a long-term incentive award of more than (i) 200% of that Participant's annual base salary at the end of the applicable performance period, or (ii) $5,000,000, whichever of these amounts is lower. In applying this limit, any shares of Common Stock paid in satisfaction of a long-term incentive award shall be valued at Fair Market Value on the date that the cash payment otherwise would have been made to the Participant. Total aggregate long-term incentive awards for any performance period shall not exceed five percent of the Company's pre-tax operating earnings (before incentive compensation) for the last fiscal year of the performance period. If total aggregate long-term incentive awards calculated for a performance period would exceed this aggregate limitation, all long-term incentive awards for that performance period shall be pro-rated on an equal basis among all Participants according to a formula established by the Committee.

     C. For purposes of qualifying long-term incentive awards as performance-based compensation under Section 162(m) of the Code, the Committee may in its discretion determine that such awards shall be conditioned on the achievement of pre-established Company and/or business unit goals for Return on Net Assets, provided that any such goals for purposes of an Award to the Company's Chief Executive Officer shall be Company goals for Return on Net Assets. The target goals for Return on Net Assets and the amounts which may be awarded upon achievement of such target goals, shall be set by the Committee on or before the latest date permissible so as to qualify under Section 162(m) of the Code. In granting long-term incentive awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it to be necessary or appropriate to ensure such qualification. No long-term incentive award intended to qualify under Section 162(m) of the Code shall be paid unless and until the Committee certifies in writing that the pre-established performance goals have been satisfied.

     D. The Committee, in its discretion, may reduce or eliminate a Participant's long-term incentive award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.

11. STOCK APPRECIATION RIGHTS

     A. Awards may be granted in the form of stock appreciation rights. Stock appreciation rights may be awarded in tandem with a stock option, in addition to a stock option, or may be free-standing and unrelated to a stock option. During any fiscal year of the Company, no Participant shall be granted stock appreciation rights for more than 1,000,000 shares.

     B. A stock appreciation right entitles the Participant to receive from the Company an amount equal to the positive difference between (i) the Fair Market Value of Common Stock on the date of exercise of the stock appreciation right and (ii) the grant price or some lesser amount as the Committee may determine either at the time of grant or prior to the time of exercise.

     C. With respect to persons subject to Section 16 of the Exchange Act, a stock appreciation right may only be exercised during a period which (i) begins on the third business day following a date when the Company's quarterly summary statement of sales and earnings is released to the public and (ii) ends on the 12th business day following such date. This Section 11.C. shall not apply if the exercise occurs automatically on the date when a related stock option expires.

     D. Settlement of stock appreciation rights may be in cash, in shares of Common Stock, or a combination thereof, as determined by the Committee.

12. DEFERRAL OF AWARDS

     At the discretion of the Committee, payment of an Award, dividend equivalent, or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the Participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also (A) credit interest on cash payments that are deferred and set the rates of such interest and (B) credit dividends or dividend equivalents on deferred payments denominated in the form of shares.

13. EXERCISE OF STOCK OPTIONS UPON TERMINATION OF EMPLOYMENT OR SERVICES

     A. Options granted under Section 7 shall be exercisable upon the Participant's termination of service within the following periods only. Subject to Section 21, stock options to other Participants may permit the exercise of options upon the Participant's termination of employment within the following periods, or such shorter periods as determined by the Committee at the time of grant:

        (i) if on account of death, within 18 months of such event by the person or persons to whom the Participant's rights pass by will or the laws of descent or distribution.

        (ii) if on account of disability (as defined in Section 22(e)(3) of the Code or any successor statute), non-qualified stock options may be exercised within 18 months of such termination and incentive stock options within 12 months.

        (iii) if on account of retirement (as defined from time to time by Company policy), non-qualified stock options may be exercised within 36 months of such termination and incentive stock options within 3 months.

        (iv) if on account of resignation, options may be exercised within 1 month of such termination.

        (v) if for cause (as defined from time to time by Company policy), no unexercised option shall be exercisable to any extent after termination.

        (vi) if for any reason other than death, disability, retirement, resignation, or cause, options may be exercised within 3 months of such termination.

     B. An unexercised option shall be exercisable only to the extent that such option was exercisable on the date the Participant's employment or service terminated. However, terms relating to the exercisability of options may be amended by the Committee before or after such termination, except in respect to options granted under Section 7.

     C. In no case may an unexercised option be exercised to any extent by anyone after expiration of its term.

14. NONASSIGNABILITY

     The rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. During the lifetime of the person to whom a stock option or similar right (including a stock appreciation right) is granted, he or she alone may exercise it. No Participant may create a lien on any funds, securities, rights or other property to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

15. ADJUSTMENT OF SHARES AVAILABLE

     The Committee shall make appropriate and equitable adjustments in the shares available for future Awards, the numerical limitations set forth in Sections 8.A., 9.A. and

11.A., future Awards under Section 7.A., and the number of shares covered by unexercised, unvested or unpaid Awards upon the subdivision of the outstanding shares of Common Stock; the declaration of a dividend payable in Common Stock; the declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the shares of Common Stock; the combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock; a recapitalization; or a similar event.

16. PAYMENT OF WITHHOLDING TAXES

     As a condition to receiving or exercising an Award, as the case may be, the Participant shall pay to the Company or the employer Subsidiary the amount of all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to receipt or exercise of the Award. The Company shall deduct such withholding taxes from any Award paid in cash.

17. AMENDMENTS

     The Board of Directors may amend the Plan at any time and from time to time, provided however that the Board shall not amend the terms of the Plan more frequently than permitted under Rule 16b-3 in regard to provisions that affect persons receiving Awards under Section 7. Rights and obligations under any Award granted before amendment of the Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the Award was granted.

18. REGULATORY APPROVALS AND LISTINGS

     Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates of Common Stock under the Plan prior to (A) obtaining approval from any governmental agency which the Company determines is necessary or advisable, (B) admission of such shares to listing on the stock exchange on which the Common Stock may be listed and (C) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company determines to be necessary or advisable.

19. NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

     Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. Further, the adoption of this Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

20. NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS

     No Participant shall have any rights as a stockholder of the Company until he acquires an unconditional right under an Award to have shares of Common Stock issued to him. To the extent any person acquires a right to receive payments from the Company under this

Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

21. SPECIAL PROVISION PERTAINING TO PERSONS SUBJECT TO SECTION 16

     Notwithstanding any other term of this Plan, the following shall apply to persons subject to Section 16 of the Exchange Act, except in the case of death or disability:

     A. No restricted stock or other equity security (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) offered pursuant to this Plan may be transferred for at least 6 months after acquisition; and

     B. No stock option, stock appreciation right or other derivative security (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) issued pursuant to the Plan may be exercisable for at least 6 months after the date of issue.

22. GOVERNING LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

                                   EXHIBIT B

                            VARIAN ASSOCIATES, INC.

                           MANAGEMENT INCENTIVE PLAN
                (AS AMENDED AND EFFECTIVE AS OF OCTOBER 1, 1994)

 1. PURPOSES

     The purposes of the Varian Associates, Inc. Management Incentive Plan are to motivate the Company's key employees to improve stockholder value by linking a portion of their cash compensation to the Company's financial performance, reward key employees for improving the Company's financial performance, and help attract and retain key employees.

 2. DEFINITIONS

     A.  "Award" means any cash incentive payment made under the Plan.

     B.  "Code" means the Internal Revenue Code of 1986, as amended.

     C. "Committee" means the Organization and Compensation Committee of Varian Associates, Inc.'s Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under
Section 3 hereof. The Committee shall be comprised solely of directors who are outside directors under Section 162(m) of the Code.

     D. "Company" means Varian Associates, Inc. and any corporation or other business entity of which Varian Associates, Inc. (i) directly or indirectly has an ownership interest of 50% or more, or (ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.

     E. "Key Employee" means any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company.

     F. "Participant" means any individual to whom an Award is granted under the Plan.

     G. "Plan" means this Plan, which shall be known as the Varian Associates, Inc. Management Incentive Plan.

     H. "Return on Sales" means annual operating earnings expressed as a percentage of annual sales.

3. ADMINISTRATION

     A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

        (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

        (ii) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

        (iii)  select Key Employees to receive Awards;

        (iv)  determine the terms of Awards;

        (v) determine amounts subject to Awards (within the limits prescribed in the Plan);

        (vi) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

        (vii) grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);

        (viii) accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

        (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

        (x) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

        (xi) adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Key Employees to receive Awards; and

        (xii) amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

     B. The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under
Section 162(m) of the Code.

 4. ELIGIBILITY

     Any Key Employee is eligible to become a Participant in the Plan.

 5. AWARDS

     A. Awards may be made on the basis of Company and/or business unit performance goals and formulas determined by the Committee in its sole discretion. During any fiscal year of the Company, no Participant shall receive an Award of more than (i) 200% of that Participant's annual base salary at the end of the applicable performance period, or (ii) $5,000,000, whichever of these amounts is lower. Total aggregate Awards for any fiscal year shall not exceed eight percent of the Company's pre-tax operating earnings (before incentive compensation) for that fiscal year. If total aggregate Awards calculated for a fiscal year would exceed this aggregate limitation, all Awards for that fiscal year shall be pro-rated on an equal basis among all Participants according to a formula established by the Committee.

     B. For purposes of qualifying Awards as performance-based compensation under Section 162(m) of the Code, the Committee may in its discretion determine that such Awards shall be conditioned on the achievement of pre-established Company and/or business unit goals for Return on Sales, provided that any such goals for purposes of an Award to the Company's Chief Executive Officer shall be Company goals for Return on Sales. The target goals for Return on Sales and the amounts which may be awarded upon achievement of such target goals shall be set by the Committee on or before the latest date permissible so as to qualify under
Section 162(m) of the Code. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it to be necessary or appropriate to ensure such qualification. No Award intended to qualify under Section 162(m) of the Code shall be paid unless and until the Committee certifies in writing that the pre-established performance goals have been satisfied.

     C. The Committee, in its discretion, may reduce or eliminate a Participant's Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.

     D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

     E. At the discretion of the Committee, payment of an Award or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the Participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also credit interest on cash payments that are deferred and set the rates of such interest.

 6. GENERAL

     A. The Plan shall become effective as of October 1, 1994, subject to stockholder approval of the Plan at the 1995 annual meeting of the Company's stockholders.

     B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

     C. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of this Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

     D. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

     E. The Plan shall be governed by and construed in accordance with the laws of the State of California.

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